UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Denbury Resources Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DENBURY RESOURCES INC.
5320 Legacy Drive
Plano, Texas 75024

Supplement to the Proxy Statement
for the 2019 Annual Meeting of Stockholders
to be held on Wednesday, May 22, 2019

This supplement, dated May 3, 2019 (the “Supplement”), amends and supplements the Definitive Proxy Statement of Denbury Resources Inc., a Delaware corporation (the “Company”), dated April 24, 2019 (the “Proxy Statement”), and is furnished to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Company’s 2019 Annual Meeting of Stockholders to be held on Wednesday, May 22, 2019 (the “Annual Meeting”), or any postponement or adjournment thereof.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT
SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

This Supplement updates the disclosure in the Proxy Statement to reflect the determination by the New York Stock Exchange (“NYSE”) that our proposal to amend the Company’s Second Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 600 million shares to 750 million shares (“Proposal Three”) is a “routine” matter, eligible for discretionary voting by brokers, banks or other nominees (collectively referred to as a “broker”) under the NYSE rules.

Pursuant to the NYSE rules, if you hold your shares through a broker and do not instruct such broker on how to vote your shares, your broker is not permitted to vote your shares in its discretion on “non-routine” matters as determined by the NYSE, but is permitted to vote your shares in its discretion on “routine” matters as determined by the NYSE.

The NYSE has informed the Company that it has determined that Proposal Three is a “routine” matter. Accordingly, if you do not instruct your broker on how to vote your shares on Proposal Three, your broker will be permitted to vote your shares in its discretion on such proposal. In addition, because the NYSE has determined that Proposal Three is a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Accordingly, the subsection “Vote Required” of “Proposal Three: Increase in Authorized Shares of Common Stock” on page 60 of the Proxy Statement is hereby revised to read as follows: “The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon is required to approve and adopt this Proposal Three. Brokers have discretion to vote on this Proposal Three without your instruction. A properly executed proxy submitted without voting instructions will be voted “FOR” this Proposal Three.”

Additionally, the last phrase of the first paragraph of page 2 of the Proxy Statement under “Quorum; Required Vote; Treatment of Abstentions and Broker Non-Votes” is hereby revised to properly state “however, if there is a broker non-vote with respect to Proposals Two or Four, it will not be included in the vote total and will not have any effect.”

Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of common stock. We urge you to read the Proxy Statement and this Supplement in their entirety.

Your vote is important to us and we appreciate your continued support of our Company.